EXHIBIT 99.1

                                 Risk Exposures

AAA - Super Senior Exposure:                            NOV 9 2007   AUG 31 2007
                                                        (millions)    (millions)
----------------------------                            ----------   -----------
High - Grade Collateral                                       $169          $166
Mezz Collateral                                               $704          $778
CDO^2 Collateral                                                $1           $19
                                                        ------------------------
         TOTAL AAA - Super Senior Exposure                    $874          $963
TOTAL Below-AAA Exposure                                       $10          $165
Total ABS CDO Exposure                                        $884        $1,128
Total CDO Warehouse                                             $0          $944
                                                        ------------------------
         Total ABS CDO-Related Exposures                      $884        $2,072
                                                        ------------------------

US Subprime Mortgage Exposure

Subprime Whole Loans                                          $530        $1,272
IG Subprime Securities                                      $1,236        $1,245
Non-IG Subprime Securities                                     $73          $313
ABS CDS                                                    -$1,891       -$1,711
                                                        ------------------------
         Total US Subprime Mortgage Exposure                  -$52        $1,119
                                                        ------------------------